January 12, 1998



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:     Hibernia Corporation
        Current Report on Form 8-K
        Commission File No. 1-10294

Dear Sirs:

        Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

        Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

        Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                   Very truly yours,


                                   /s/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Corporate Counsel and Secretary

PCM/gbp
Enclosure

cc:     Joseph Lomnicky
        Ron E. Samford, Jr.
        Brian Rotolo
        Carl J. Chaney

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 12, 1998
                                                 ----------------
                                                 January 9, 1998



                              Hibernia Corporation
               (Exact name of issuer as specified in its charter)



 Louisiana                 1-10294           72-0724532
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 5.   Other Events.

        On January 9, 1998, Hibernia Corporation and ArgentBank jointly announced that the Office of the Comptroller of the Currency had approved the proposed merger of ArgentBank and Hibernia National Bank. The approval ensures that the exchange ratio (2.04 shares of Hibernia Common Stock for each share of ArgentBank Common Stock) will not be adjusted. The merger is subject to certain other approvals, including approval by the shareholders of ArgentBank.


                                 EXHIBIT INDEX

Exhibit                                                Page
Number              Description                        Number

28.37        News Release issued by the Registrant
               on January 9, 1998                        3


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBERNIA CORPORATION
                                   (Registrant)



Date:  January 12, 1998       By:  /s/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Corporate Counsel and Secretary

                                 EXHIBIT 28.37


                             N E W S   R E L E A S E
                             For IMMEDIATE Release
                                January 9, 1998





MEDIA INQUIRIES:
Jim Lestelle -- Manager, Corporate Communications
Office: (504) 533-5482; Home: (504) 488-8826

INVESTOR INQUIRIES:
Trisha Voltz -- Manager, Investor Relations
Office: (504) 533-2180; Home: (504) 837-8287

               O.C.C. APPROVES HIBERNIA'S MERGER WITH ARGENTBANK

        NEW ORLEANS and THIBODAUX, LA. -- Hibernia Corporation and ArgentBank jointly announced today that the Office of the Comptroller of the Currency has approved the proposed merger of ArgentBank and Hibernia National Bank.
        Shareholders of ArgentBank will vote on the transaction Jan. 28. They will receive 2.04 shares of Hibernia stock for each share of ArgentBank in a tax-free pooling of interests. The merger is expected to be completed in early February.
        ArgentBank, which is headquartered in Thibodaux and has $805 million in assets, operates 18 banking offices: four in Thibodaux and one each in Chackbay, Galliano, Golden Meadow, Larose, Lockport and Raceland, all in Lafourche Parish; four in Houma in Terrebonne Parish; and two in Napoleonville and one each in Pierre Part and Labadieville, all in Assumption Parish.
        The transaction would give Hibernia the largest deposit market share in Assumption Parish, where it currently does not have offices; a major presence in Lafourche Parish, where it has one office in Thibodaux; and a stronger No. 3 position in Terrebonne Parish, where it has locations in Chauvin and Houma.
        Following completion of this merger and another with Firstshares of Texas, Inc., in northeast Texas, Hibernia would be an $12.2-billion-asset organization with 230 banking locations in 31 Louisiana parishes and nine Texas counties. It would be either first, second or third in deposit market share in 27 Louisiana parishes and four Texas counties. Hibernia's Louisiana markets represent approximately 80% of the state's population and deposits. Its statewide Louisiana deposit market share would be 20%, and its loan share would be 22%.
        The company's common stock (HIB) is listed on the New York Stock Exchange. Hibernia news releases and product-and-service information can be accessed through the company's internet site at http://www.hiberniabank.com.

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